Exhibit 4.1

FORM OF ORDINARY SHARE CERTIFICATE

Name of Company:	DAQO NEW ENERGY CORP.
DAQO NEW ENERGY CORP.

	Number	Shares
Number:	[—]	-[—]-
[—]

Shares: -[—]-	Incorporated under the laws of the Cayman Islands Share capital is US$50,000 divided into 500,000,000 Shares of US$0.0001 par value each

Issued to: [—]	THIS IS TO CERTIFY THAT [—] is the registered holder of [—] Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

Dated
EXECUTED on behalf of the said Company on the day of 20 by:

Transferred from:
original issue

DIRECTOR